As filed with the Securities and Exchange Commission on May 11, 2022

Registration No. 333-258521

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Number 1 to

FORM S-1

PRE-EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO PARTS 4LESS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7389	90-1494949
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074
(702) 866-2500
(Name, address, telephone number of agent for service)

106 W. Mayflower
Las Vegas, Nevada 89030
(702) 267-6100
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Communication Copies to:

Frederick M. Lehrer, P.A.

Attorney and Counselor at Law

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-1 (File No. 333-258521) of Auto Parts 4Less Group, Inc. (the “Company”) initially filed with the Securities and Exchange Commission on August 5, 2021 (as amended, the “Registration Statement”), pertaining to the registration of up to 900,000 shares of common stock on behalf of Triton Funds, LP (“Triton”). As reflected in the Company’s October 21, 2022 Form 8-K/A, on October 20, 2021, our Board of Directors determined not to deliver any Purchase Notices to Triton setting forth the Purchase Notice Shares, which we would have otherwise required Triton to purchase.

On May 11, 2022, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, pursuant to undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to remove from registration any and all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1, Post-Effective Amendment Number 1, to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on May 11, 2022.

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

By:	/s/ Tim Armes
Tim Armes, Director